EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-64353, 333-04417, 333-28113, 333-28115, 333-28117, 333-28119 and 333-28121
of Fiserv, Inc. on Form S-8; Registration Statement Nos. 333-44935 and 333-47199 on Form S-4; and Registration Statement Nos. 333-55909, 333-49615, 333-45841, 333-00913, 333-23581 and 333-31465 on Form S-3 of our reports dated January 29, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 1998.



/s/ DELOITTE & TOUCHE LLP
-------------------------

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
February 18, 1999

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